0 Q1 2024 Earnings Results May 6, 2024 Exhibit 99.2

Special Note Regarding Forward-Looking Information Statements in this presentation regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "believe," "expect," "expectation," "anticipate," "may," "could," "should," "intend," "seek," "estimate," "plan," "target," "project," "likely," "will," "forecast," "future," "outlook," or other similar words, phrases, or expressions. These risks and uncertainties include factors such as (i) changes in the enforcement of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business, and failures to comply with existing or new laws or regulations, including those related to consumer protection, as well as an increased focus on our industry by federal and state regulatory authorities; (ii) our ability to execute on our multi-year strategic plan and achieve the benefits and outcomes we expect, including improving our business, centralizing key processes such as customer lease decisioning and payments, real estate optimization, enhancing our e-commerce platform and digital acquisition channels, enhancing and growing BrandsMart, and optimizing our cost structure; (iii) our ability to attract and retain key personnel; (iv) our ability to manage cybersecurity risks, disruptions or failures in our information technology systems and to protect the security of personal information of our customers and employees; (v) weakening general market and economic conditions, especially as they may affect retail sales, increased interest rates, unemployment and consumer confidence; (vi) the concentration of our stores in certain regions or limited markets; (vii) the current inflationary environment could result in increased labor, raw materials or logistics costs that we are unable to offset or accelerating prices that result in lower lease volumes; (viii) business disruptions due to political and economic instability resulting from global conflicts such as the Russia-Ukraine conflict and related economic sanctions and the conflict in Israel, Palestine and surrounding areas, as well as domestic civil unrest; (ix) any future potential pandemics, as well as related measures taken by governmental or regulatory authorities to combat the pandemic; (x) challenges faced by our business, including commoditization of consumer electronics, our high fixed-cost operating model and the ongoing labor shortage; (xi) increased competition from direct-to-consumer and virtual lease-to-own competitors, as well as from traditional and online retailers and other competitors; (xii) increases in lease merchandise write-offs; (xiii) any failure to realize the benefits expected from the acquisition of BrandsMart, including projected synergies; (xiv) the acquisition of BrandsMart may create risks and uncertainties which could materially and adversely affect our business and results of operations; (xv) our ability to successfully acquire and integrate businesses and to realize the projected results and expected benefits of acquisitions or strategic transactions; (xvi) our ability to maintain or improve market share in the categories in which we operate despite heightened competitive pressure; (xvii) our ability to improve operations and realize cost savings; and (xviii) the other risks and uncertainties discussed under "Risk Factors" in the Company’s most recent Annual Report on Form 10-K and from time to time in other documents that we file with the SEC. Statements in this presentation that are "forward-looking" include without limitation statements about: (i) the execution of our key strategic priorities; (ii) the growth and other benefits we expect from executing those priorities; (iii) our financial performance outlook; and (iv) the Company’s goals, plans, expectations, and projections. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this presentation. 1

“We are seeing strong positive momentum in the business, and our first quarter results were in line with our guidance. Our new omnichannel lease decisioning and customer acquisition program at the Aaron’s Business is driving significant growth in lease merchandise deliveries, and we continue to expect mid-single digit lease portfolio growth by the end of 2024. At BrandsMart, we continue to achieve operational efficiencies, and despite the challenging retail demand environment, comparable sales improved sequentially. We remain focused on our strategic priorities of improving operational performance, streamlining our cost structure, and innovating our business to better serve customers. Our management team and Board remain highly engaged and committed to taking all actions that will deliver additional value for our shareholders." Douglas Lindsay CEO, The Aaron’s Company, Inc. CEO Comments 2

The Aaron's Company, Inc.

Key Themes

- **Delivered first quarter consolidated revenues and adjusted earnings in line with expectations, with operational improvements leading to positive momentum in the business**
- **Aaron's Business recurring revenue written increased 2.3% driven by 6.8% growth in lease merchandise deliveries**
- **E-commerce recurring revenue written increased 94.1% benefiting from new omnichannel lease decisioning and customer acquisition program**
- **Lease portfolio size ended Q1 down 4.8% YoY after starting the year down 7%; same store lease portfolio size ended Q1 down only 1.4% YoY after starting the year down 4.4%**
- **Positive momentum continued into Q2 with April lease merchandise deliveries up 18.6% YoY driven by e-commerce growth of 116.3%**
- **Write-offs were 5.9%; expect full year write-offs in line with guidance of 6% to 7%**
- **BrandsMart comparable sales decreased 9.4%, a sequential improvement of 460 basis points**
- **Reaffirms full year 2024 outlook for revenue and adjusted EBITDA and raises outlook for non-GAAP EPS on lower estimated tax rate**

3

4 Q1 Highlights

The Aaron's Company, Inc.

Consolidated Q1 2024 Results of Operations[1]

	($ in Thousands, except per share)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Variance $	Variance % or bps
Revenues	Consolidated	$ 511,497	$ 554,361	$ (42,864)	(7.7) %
	Aaron's Business	381,055	412,133	(31,078)	(7.5) %
	BrandsMart	132,523	144,158	(11,635)	(8.1) %
Gross Profit	Consolidated	$ 273,883	$ 295,694	$ (21,811)	(7.4) %
	Aaron's Business	244,631	260,706	(16,075)	(6.2) %
	BrandsMart	29,476	35,135	(5,659)	(16.1) %
Gross Profit Margin %	Consolidated	53.5%	53.3%	--	20 bps
	Aaron's Business	64.2%	63.3%	--	90 bps
	BrandsMart	22.2%	24.4%	--	(220) bps
Net (Loss) Earnings	Consolidated	$ (14,181)	$ 12,798	$ (26,979)	nmf
Adjusted EBITDA[2]	Consolidated	$ 22,749	$ 45,878	$ (23,129)	(50.4) %
	Aaron's Business	37,734	54,562	(16,828)	(30.8) %
	BrandsMart	(2,588)	2,757	(5,345)	nmf
Adjusted EBITDA Margin %	Consolidated	4.4%	8.3%	--	(390) bps
	Aaron's Business	9.9%	13.2%	--	(330) bps
	BrandsMart	(2.0)%	1.9%	--	(390) bps
(Loss) Earnings Per Share	Diluted (Loss) Earnings Per Share	$ (0.46)	$ 0.41	$ (0.87)	nmf
	Non-GAAP Diluted (Loss) Earnings Per Share[2]	$ (0.15)	$ 0.66	$ (0.81)	(122.7) %
Cash Flow	Cash (Used In) Provided by Operating Activities	$ (18,540)	$ 60,960	$ (79,500)	(130.4) %
	Adjusted Free Cash Flow[2]	$ (33,211)	$ 42,546	$ (75,757)	nmf

1. Consolidated totals include unallocated corporate costs and intersegment elimination amounts
2. Non-GAAP reconciliations of adjusted EBITDA, EPS, and adjusted free cash flow are included in the Appendix

5

The Aaron's Company, Inc.

The Aaron's Company – Consolidated Q1 Highlights[1]

Revenues


-7.7%
$554.4M
$511.5M
Q1 2023
Q1 2024

Adjusted EBITDA


-50.4%
$45.9M
$22.7M
Q1 2023
Q1 2024

	Q1 2023	Q1 2024
Margin %	8.3%	4.4%

Non-GAAP Diluted EPS


$0.66
-$0.15
Q1 2023
Q1 2024

Adjusted Free Cash Flow


$42.5M
-$33.2M
Q1 2023
Q1 2024

Highlights

- **Revenues** decreased YoY primarily due to lower lease revenues and fees at the Aaron's Business and lower retail sales at BrandsMart
- **Adjusted EBITDA** and **adjusted EBITDA margin** decreased YoY primarily due to lower revenues at both business segments and higher other operating expenses and write-offs
  - Partially offset by lower personnel costs in both business segments
- **Non-GAAP diluted EPS** decreased YoY as a result of lower consolidated earnings
- **Adjusted free cash flow** decreased YoY primarily due to purchases of lease merchandise inventory to support the growth in new agreement deliveries at the Aaron's Business and lower earnings at both business segments

1. Non-GAAP reconciliations of adjusted EBITDA, EPS, and adjusted free cash flow are included in the Appendix

6

Aaron’s Business Q1 Highlights 7 Revenues Adjusted EBITDA1 Lease Portfolio Size Lease Renewal Rate • Revenues decreased YoY primarily due to a smaller lease portfolio size and lower lease renewal rate; the lower lease renewal rate primarily resulted from an increasing mix of e-commerce agreements written into the portfolio ‒ E-commerce revenues increased 20.8% YoY, representing 24.0% of lease revenues • Provision for lease merchandise write- offs2 was 5.9% as compared to 5.4% in the prior year quarter, primarily due to an increasing mix of e-commerce agreements written into the portfolio • Adjusted EBITDA and adjusted EBITDA margin decreased YoY, primarily due to lower revenues and increased investments in advertising, partially offset by actions taken to lower personnel costs Highlights $412.1M $381.1M Q1 2023 Q1 2024 -7.5% $54.6M $37.7M Q1 2023 Q1 2024 -30.8% $121.9M $116.1M Q1 2023 Q1 2024 -4.8% 88.5% 87.4% Q1 2023 Q1 2024 -110 bps Margin % 13.2% 9.9% 1. Adjusted EBITDA does not include unallocated corporate expenses; non-GAAP reconciliations are included in the Appendix 2. Provision for lease merchandise write-offs as a percentage of lease revenues and fees, which includes the impact of intercompany eliminations

Aaron’s Business Q1 Highlights – Lease Portfolio Size 8 Ending Lease Portfolio Size Total & Same Store1 Ending Lease Portfolio Size YoY • The ending lease portfolio size began Q1 2024 down 7.0% YoY and ended the quarter down 4.8% YoY ‒ This improvement was driven by 6.8% YoY growth in lease merchandise deliveries • The same store lease portfolio size began Q1 2024 down 4.4% YoY and ended the quarter down only 1.4% YoY ‒ This improvement was driven by 10.1% growth in same store lease merchandise deliveries • This momentum has continued into Q2 ‒ April lease merchandise deliveries increased 18.6% YoY (22.0% on same store basis) ‒ Lease portfolio size ended April down 3.7% YoY (down 0.2% on same store basis) Highlights $126.5M $121.9M $119.6M $116.4M $117.7M $116.1M Q4 ’22 Q1 ’23 Q2 ’23 Q3 ’23 Q4 ’23 Q1 ’24 -4.8% -7.2% -7.5% -8.6% -7.5% -7.0% -4.8% -6.1% -6.0% -6.6% -5.1% -4.4% -1.4% Q4 ’22 Q1 ’23 Q2 ’23 Q3 ’23 Q4 ’23 Q1 ’24 Total Lease Portfolio Size Same Store Lease Portfolio Size 1. With respect to any metric, "same store" includes all stores open for the 15-month period at the end of each quarter, excluding stores that received lease agreements from other acquired, closed or merged stores

Aaron’s Business Q1 Highlights – E-commerce & GenNext Store Strategy 9 % of Lease Revenues 17.9% 24.0% Q1 2023 Q1 2024 +20.8% 26.7% 33.4% Q1 2023 Q1 2024 Q1 2023 Q1 2024 +94.1% 211 254 11 Q1 2023 11 Q1 2024 222 265 Opened in the Quarter Q1’24 Initial Count Q1’23 Initial Count E-commerce Highlights GenNext Store Highlights Recurring Revenue Written1 Revenues % of Revenues2 GenNext Store Count 1. Monthly recurring revenue written into the portfolio resulting from new lease agreements 2. As a percent of lease and retail revenues; excludes GenNext stores open less than one month

Aaron’s Business Q1 Highlights – Non-Renewal Rates & Write-offs1 10 32+ Day Non-Renewal Rate2 Lease Merchandise Write-offs3 1. Based on open stores at the end of the respective period 2. Customers 32+ days non-renewed (i.e., customer did not make renewal payment or return product) at the end of the applicable quarter divided by the customer count at the beginning of the quarter-end month 3. Provision for lease merchandise write-offs as a percentage of lease revenues and fees, the largest component of which is charge-offs, which includes the impact of intercompany eliminations • 32+ day non-renewal rate increased 60 bps YoY from Q1 2023 (2.2% vs. 1.6%) ‒ Sequential improvement of 50 bps from Q4 2023 (2.2% vs. 2.7%) • Lease merchandise write-offs increased 50 bps YoY from Q1 2023 (5.9% vs. 5.4%) ‒ Sequential improvement of 60 bps from Q4 2023 (5.9% vs. 6.5%) • Expect lower renewal rate and higher write-offs in 2024 as a result of increasing mix of e-commerce agreements Highlights 2.4% 2.9% 2.7% 1.6% 2.5% 2.6% 2.7% 2.2% 1.0 1.5 2.0 2.5 3.0 Q2 Q3 Q4 Q1 5.7% 7.5% 7.1% 5.4%5.4% 6.1% 6.5% 5.9% 4.0 5.0 6.0 7.0 8.0 Q2 Q3 Q4 Q1 2022-2023 2023-2024 2022-2023 2023-2024

BrandsMart Q1 Highlights

BrandsMart USA

Revenues



-8.1%
$144.2M
$132.5M
Q1 2023
Q1 2024

	Q1 2023	Q1 2024
Comparable Sales YoY	n/a[1]	(9.4%)

Gross Profit



-16.1%
$35.1M
$29.5M
Q1 2023
Q1 2024

	Q1 2023	Q1 2024
Margin %	24.4%	22.2%

Adjusted EBITDA[2]



$2.8M
-$2.6M
Q1 2023
Q1 2024

	Q1 2023	Q1 2024
Margin %	1.9%	(2.0%)

Product Mix[3]



Furniture & Mattresses
Other
4%
7%
Electronics
33%
56%
Major Appliances

Highlights

- **Revenues** and **comparable sales** decreased YoY driven primarily by ongoing weaker customer traffic, customer trade down to lower priced products, and credit tightening with private label credit card provider
  - Average transaction value decreased 3.6% YoY
  - E-commerce product sales were 8.7% of total product sales
  - Revenues in Q1 2024 included sales from the new store in Augusta, GA
- **Gross profit margin %** decreased YoY primarily due to inventory-related reserve adjustments in Q1 2023
- **Adjusted EBITDA** and **adjusted EBITDA margin %** decreased YoY primarily due to lower gross profit, higher advertising costs, and operating costs associated with the new store in Augusta, GA, partially offset by actions taken to lower personnel costs

1. Results prior to the April 1, 2022 acquisition are not included; therefore, Comparable Sales results are not available
2. Adjusted EBITDA does not include unallocated corporate expenses; non-GAAP reconciliations are included in the Appendix
3. Based on merchandise product sales posted in Q1 2024; excludes warranty, installation, delivery, and other service revenues

11

12 Balance Sheet and Outlook

$252.0 million2 $3.8 million3$212.9 million Balance Sheet and Shareholder Returns Debt (As of 3/31/24) Liquidity (As of 3/31/24) Shareholder Returns 13 1. Non-GAAP reconciliation of net debt is included in the Appendix 2. As of March 31, 2024, the Company had $41.0 million of cash and $211.0 million of availability under its $275.0 million Revolving Facility 3. For the three months ended March 31, 2024, the Company paid $3.8 million in dividends $41.0 million Cash and Cash Equivalents (As of 3/31/24) As of March 31, 2024, the Company’s net debt1 balance was $171.9 million, favorable to internal expectations On May 6th, the Company announced a quarterly cash dividend of $0.125 per share to be paid on July 3, 2024

The Aaron's Company, Inc.

Updated 2024 Outlook[1]

The Company is raising outlook for non-GAAP diluted EPS, updating its estimated effective tax rate, and reaffirming outlook for revenues, adjusted EBITDA, capital expenditures, and adjusted free cash flow. The revised estimated effective tax rate is approximately 38%, 12% points lower than the prior guidance. Additionally, the expected full year provision for lease merchandise write-offs is unchanged from the previously provided guidance of 6% to 7% of lease revenues and fees.

		Current Outlook[2]		Previous Outlook[3]	
		Low	High	Low	High
Consolidated	Revenues	**$2,055.0 million**	**$2,155.0 million**	$2,055.0 million	$2,155.0 million
	Net (Loss) Earnings	**$(19.0) million**	**$(7.0) million**	$(12.0) million	$0.0 million
	Adjusted EBITDA	**$105.0 million**	**$125.0 million**	$105.0 million	$125.0 million
	Diluted EPS	**$(0.40)**	**$(0.25)**	$(0.30)	$(0.05)
	Non-GAAP Diluted EPS	**$0.00**	**$0.25**	$(0.10)	$0.25
	Cash Provided by Operating Activities	**$99.0 million**	**$114.0 million**	$100.0 million	$115.0 million
	Capital Expenditures	**$85.0 million**	**$95.0 million**	$85.0 million	$95.0 million
	Adjusted Free Cash Flow	**$15.0 million**	**$30.0 million**	$15.0 million	$30.0 million
Aaron's Business	Revenues	**$1,460.0 million**	**$1,520.0 million**	$1,460.0 million	$1,520.0 million
	Earnings Before Income Taxes	**$64.5 million**	**$77.5 million**	$64.5 million	$77.5 million
	Adjusted EBITDA	**$137.5 million**	**$152.5 million**	$137.5 million	$152.5 million
BrandsMart	Revenues	**$610.0 million**	**$650.0 million**	$610.0 million	$650.0 million
	Loss Before Income Taxes	**$(9.5) million**	**$(5.5) million**	$(9.5) million	$(5.5) million
	Adjusted EBITDA	**$7.0 million**	**$12.0 million**	$7.0 million	$12.0 million

1. See the "Use of Non-GAAP Financial Information" section included in the Appendix; Consolidated totals include unallocated corporate costs and intersegment elimination amounts
2. The current outlook assumes no significant deterioration in the current retail environment, state of the U.S. economy, or global supply chain, as compared to its current condition
3. As announced in the Form 8-K filed on February 26, 2024

14

Overview of Capital Allocation Strategy 15 ▪ Invest in Aaron’s and BrandsMart Growth Initiatives ▪ Maintain Conservative Leverage Profile (1.0x – 1.5x Net Debt-to-Adjusted EBITDA) ▪ Return Capital to Shareholders through Dividends and Share Repurchases ▪ Evaluate Acquisitions on an Opportunistic Basis 1 2 3 4

Key Takeaways 16 • New omnichannel lease decisioning and customer acquisition program is generating strong momentum in the Aaron’s Business • Significant growth in e-commerce lease merchandise deliveries and recurring revenue written expected to drive mid-single digit growth in lease portfolio size by end of 2024 • Anticipated year-over-year growth in same store lease portfolio size is expected to benefit earnings in second half of 2024 and into 2025 • BrandsMart comparable sales continues to improve each quarter and is expected to improve as demand increases in the second half of the year • Strong financial foundation and healthy balance sheet • Management team and Board remain committed to taking all actions to deliver value for shareholders

17 Appendix

18 Company Store Count By Ownership Type Company-Operated Aaron’s Stores by Type As of March 31, 2024 2023 Company-operated Aaron’s Stores1 987 1,030 GenNext (included in Company-Operated) 265 222 Franchisee-operated Aaron’s Stores 230 231 BrandsMart U.S.A. Stores2 11 10 Systemwide Stores 1,228 1,271 As of March 31, 2024 GenNext Legacy Total Store 189 568 757 Hub 62 53 115 Showroom 14 101 115 Total 265 722 987 1. The typical layout for a Company-operated Aaron's store is a combination of showroom, customer service and warehouse space, generally comprising 6,000 to 15,000 square feet. Certain Company- operated Aaron's stores consist solely of a showroom. 2. BrandsMart U.S.A. stores average approximately 96,000 square feet.

Use of Non-GAAP Financial Information Non-GAAP net earnings, non-GAAP diluted earnings per share, adjusted free cash flow, net debt, EBITDA and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP net earnings and non-GAAP diluted earnings per share for 2024 exclude certain charges including amortization expense resulting from acquisitions, restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, acquisition-related costs, and debt modification costs associated with the debt amendment entered into on February 23, 2024. Non-GAAP net earnings and non-GAAP diluted earnings per share for 2023 exclude certain charges including amortization expense resulting from acquisitions, restructuring charges and separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company and acquisition-related costs, which are tax-effected using estimated tax rates which are commensurate with non-GAAP pre-tax earnings, can be found in the Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to non-GAAP Net Earnings and non-GAAP Earnings Per Share Assuming Dilution table in this presentation. The EBITDA and adjusted EBITDA figures presented in this presentation are calculated as the Company’s earnings before interest expense, depreciation on property, plant and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA also excludes the other adjustments described in the calculation of non-GAAP net earnings above. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of revenue. The amounts for these pre-tax non-GAAP adjustments can be found in the Quarterly EBITDA table in this presentation. Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance. Non-GAAP net earnings and non-GAAP diluted earnings per share provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arise from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations. This measure may be useful to an investor in evaluating the underlying operating performance of our business. EBITDA and adjusted EBITDA also provide management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance and liquidity because the measures: • Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors. • Are a financial measurement that is used by rating agencies, lenders and other parties to evaluate our creditworthiness. • Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting. The adjusted free cash flow figures presented in this presentation are calculated as the Company’s cash flows provided by operating activities, adjusted for acquisition-related transaction costs and proceeds from real estate transactions, less capital expenditures. Net debt represents total debt less cash and cash equivalents. Management believes that adjusted free cash flow and net debt are important measures of liquidity, provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management team in assessing liquidity. Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share, the Company’s GAAP revenues and earnings before income taxes and GAAP cash provided by operating activities, which are also presented in the presentation. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA, adjusted EBITDA and adjusted free cash flow may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner. 19

20 Reconciliation to Non-GAAP Net (Loss) Earnings and Non-GAAP (Loss) Earnings Per Share (Unaudited) Three Months Ended March 31, (In Thousands, except per share amounts) 2024 2023 Net (Loss) Earnings $ (14,181) $ 12,798 Income Taxes (2,138) (3,906) (Loss) Earnings Before Income Taxes $ (16,319) $ 8,892 Acquisition-Related Intangible Amortization Expense 2,496 2,646 Restructuring Expenses, Net 7,898 5,289 Separation Costs 17 129 Acquisition-Related Costs 880 1,848 Debt Modification Costs 563 — Non-GAAP (Loss) Earnings Before Income Taxes (4,465) 18,804 Income Taxes, calculated using a non-GAAP Effective Tax Rate 46 (1,670) Non-GAAP Net (Loss) Earnings $ (4,511) $ 20,474 (Loss) Earnings Per Share Assuming Dilution $ (0.46) $ 0.41 Acquisition-Related Intangible Amortization Expense 0.08 0.08 Restructuring Expenses, Net 0.26 0.17 Acquisition-Related Costs 0.03 0.06 Debt Modification Costs 0.02 — Tax Effect of Non-GAAP adjustments (0.07) (0.07) Non-GAAP (Loss) Earnings Per Share Assuming Dilution1 $ (0.15) $ 0.66 Weighted Average Shares Outstanding Assuming Dilution2 30,552 31,239 1. In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding 2. For the three months ended March 31, 2024 and 2023, the GAAP Weighted Average Shares Outstanding Assuming Dilution were 30,552 and 31,239. There was no dilutive effect applied to the 30,552 Q1 2024 amount due to the net GAAP loss incurred in the period. The Non-GAAP Weighted Average Shares Outstanding Assuming Dilution were 30,552 and 31,239 during those same periods.

The Aaron's Company, Inc.

Reconciliation to Quarterly Adjusted EBITDA by Segment

	(Unaudited) Three Months Ended March 31, 2024					(Unaudited) Three Months Ended March 31, 2023				
(In Thousands)	Aaron's Business	BrandsMart	Unallocated Corporate	Elimination[1]	Total	Aaron's Business	BrandsMart	Unallocated Corporate	Elimination[1]	Total
Net (Loss) Earnings					$ (14,181)					$ 12,798
Income Taxes					(2,138)					(3,906)
Earnings (Loss) Before Income Taxes	$ 18,734	$ (6,421)	$ (28,520)	$ (112)	$ (16,319)	$ 35,859	$ (888)	$ (25,971)	$ (108)	$ 8,892
Interest Expense	—	—	4,534	—	4,534	—	—	4,358	—	4,358
Depreciation	18,730	1,607	203	—	20,540	18,283	1,419	222	—	19,924
Amortization	270	2,226	—	—	2,496	420	2,226	—	—	2,646
EBITDA	$ 37,734	$ (2,588)	$ (23,783)	$ (112)	$ 11,251	$ 54,562	$ 2,757	$ (21,391)	$ (108)	$ 35,820
Separation Costs	—	—	17	—	17	—	—	129	—	129
Restructuring Expenses, Net	—	—	7,898	—	7,898	—	—	5,289	—	5,289
Acquisition-Related Costs	—	—	880	—	880	—	—	1,848	—	1,848
Stock-Based Compensation[2]	—	—	2,703	—	2,703	—	—	2,792	—	2,792
Adjusted EBITDA	$ 37,734	$ (2,588)	$ (12,285)	$ (112)	$ 22,749	$ 54,562	$ 2,757	$ (11,333)	$ (108)	$ 45,878

1. Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation

21

Reconciliation to Adjusted Free Cash Flow 22 Reconciliation to Net Debt (Unaudited) Three Months Ended March 31, (In Thousands) 2024 2023 Cash Provided by Operating Activities $ (18,540) $ 60,960 Proceeds from Real Estate Transactions 5,464 1,078 Acquisition-Related Transaction Costs 806 717 Capital Expenditures (20,941) (20,209) Adjusted Free Cash Flow $ (33,211) $ 42,546 (Unaudited) Three Months Ended March 31, Three Months Ended December 31, (In Thousands) 2024 2023 Debt $ 212,913 $ 193,963 Cash and Cash Equivalents (41,036) (59,035) Net Debt $ 171,877 $ 134,928

The Aaron's Company, Inc.

Reconciliation to 2024 Current Outlook[1] for Adjusted EBITDA

	Fiscal Year 2024 Ranges		
(In Thousands)	Aaron's Business	BrandsMart	Consolidated Total
Projected Net (Loss) Earnings			$(19,000) - $(7,000)
Income Taxes			(1,000) - 3,000
Projected Earnings (Loss) Before Income Taxes	64,500 - 77,500	(9,500) - (5,500)	(20,000) – (4,000)
Interest Expense	—	—	16,000 - 17,000
Depreciation and Amortization	73,000 - 75,000	16,500 - 17,500	89,500 - 92,500
Projected EBITDA	137,500 - 152,500	7,000 - 12,000	85,500 - 105,500
Stock-Based Compensation	—	—	10,500
Other Adjustments[2]	—	—	9,000
Projected Adjusted EBITDA	**$137,500 - $152,500**	**$7,000 - $12,000**	**$105,000 - $125,000**

Reconciliation to 2024 Current Outlook[1] for Non-GAAP Earnings Per Share

	Fiscal Year 2024 Ranges	
	Low	High
Projected (Loss) Earnings Per Share Assuming Dilution	$(0.40)	$(0.25)
Sum of Other Adjustments[3]	0.40	0.50
Projected Non-GAAP Earnings Per Share Assuming Dilution	**$0.00**	**$0.25**

Reconciliation to 2024 Current Outlook[1] for Adjusted Free Cash Flow

	Fiscal Year 2024 Ranges
(In Thousands)	Consolidated Total
Cash Provided by Operating Activities	$99,000 - $114,000
Proceeds from Real Estate Transactions	0 - 10,000
Acquisition-Related Transaction Costs	1,000
Capital Expenditures	(85,000) – (95,000)
Adjusted Free Cash Flow	**$15,000 - $30,000**

1. As announced in the Form 8-K filed on May 6, 2024
2. Includes non-GAAP charges related to restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company and acquisition-related costs
3. Includes non-GAAP charges related to restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, acquisition-related costs, debt modification costs associated with the debt amendment entered into on February 23, 2024, and intangible amortization expense resulting from acquisitions

23

The Aaron's Company, Inc.

Reconciliation to 2024 Previous Outlook[1] for Adjusted EBITDA

	Fiscal Year 2024 Ranges		
(In Thousands)	Aaron's Business	BrandsMart	Consolidated Total
Projected Net (Loss) Earnings			$(12,000) - $0
Income Taxes			0 - 4,000
Projected Earnings (Loss) Before Income Taxes	64,500 - 77,500	(9,500) - (5,500)	(12,000) - 4,000
Interest Expense	—	—	15,000 - 16,000
Depreciation and Amortization	73,000 - 75,000	16,500 - 17,500	89,500 - 92,500
Projected EBITDA	137,500 - 152,500	7,000 - 12,000	92,500 - 112,500
Stock-Based Compensation	—	—	12,500
Projected Adjusted EBITDA	**$137,500 - $152,500**	**$7,000 - $12,000**	**$105,000 - $125,000**

Reconciliation to 2024 Previous Outlook[1] for Non-GAAP Earnings Per Share

	Fiscal Year 2024 Ranges	
	Low	High
Projected (Loss) Earnings Per Share Assuming Dilution	$(0.30)	$(0.05)
Sum of Other Adjustments[2]	0.20	0.30
Projected Non-GAAP (Loss) Earnings Per Share Assuming Dilution	**$(0.10)**	**$0.25**

Reconciliation to 2024 Previous Outlook[1] for Adjusted Free Cash Flow

	Fiscal Year 2024 Ranges
(In Thousands)	Consolidated Total
Cash Provided by Operating Activities	$100,000 - $115,000
Proceeds from Real Estate Transactions	0 - 10,000
Capital Expenditures	(85,000) – (95,000)
Adjusted Free Cash Flow	**$15,000 - $30,000**

1. As announced in the Form 8-K filed on February 26, 2024
2. Includes intangible amortization expense resulting from acquisitions

24

25 investor.aarons.com